Great-West Life & Annuity Insurance Company of New York
A Stock Company
Home Office: [50 Main Street, White Plains, NY 10606]
For service, call [1-866-696-8232]
APPLICATION FOR GROUP ANNUITY CONTRACT

SECTION A. PLAN SPONSOR
NAME OF PLAN SPONSOR		FEDERAL TAX ID #
STREET ADDRESS	CITY	STATE	ZIP CODE
TELEPHONE #	FAX #	SITUS
TYPE OF ENTITY: [ Church] [ Public School] [ Government] [ 501(c)(3) ] [ S Corp] [ Corporation] [ Partnership] [ LLC] [ Sole Proprietorship] [ Other (specify): ________]
FULL LEGAL NAME OF PLAN
SECTION B. CONTRACTHOLDER
NAME OF CONTRACHOLDER, IF DIFFERENT THAN THE PLAN SPONSOR		[FEDERAL TAX ID #, if applicable
STREET ADDRESS	CITY	STATE	ZIP CODE
TELEPHONE #	FAX #	SITUS]
TYPE OF ENTITY: [ Bank] [ Trust Company] [ Individual(s)] [ Other (specify): ________]
SECTION C. PLAN INFORMATION
[ 401(a) Plan] [ ERISA] [ Non-ERISA] [ 401(k) Plan] [ ERISA] [ Non-ERISA] [ 403(b) Plan] [ ERISA] [ Non-ERISA]	[ 457(b) Governmental Plan] [ Other(specify): ____________________]
SECTION D. COVERED FUND
[ Great-West SecureFoundation® Balanced Fund] [ Great-West SecureFoundation® Lifetime Funds]	[ ______________________________]
SECTION E. AGREEMENT AND SIGNATURES
AGREEMENT:
By signing this Application, Plan Sponsor and Contractholder, if different than Plan Sponsor, understand, accept, and otherwise agree to the provisions of the attached Group Annuity Contract, certify and otherwise represent that the information contained on this application is true and correct to the best of their knowledge, and agree to notify Great-West Life & Annuity Insurance Company of New York of any changes to the information provided above. Any information provided herewith shall be considered to be representations and not warranties.

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Signature of Plan Sponsor Date Signature of Contractholder Date
                                                                                                                 if different than Plan Sponsor

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Print Name Print Name
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